DATA PROCESSING AGREEMENT

Ipswich Savings Bank
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Customer Name

23 Market Street                             2/20/97
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Street Address                            Date

Ipswich. MA  01938
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City, State and Zip Code

NCR CORPORATION ("NCR") and the Customer named above ("Customer',) agree that all Services and Materials acquired from NCR, either directly or indirectly, will be furnished only under the terms and conditions of this Agreement.

1.0 DEFINITIONS

1.1 "Agreement" is defined as this Data Processing Agreement.

1.2 "NCR" means NCR Corporation.

1.3 "Contract" is defined as the content of this Agreement together with the contents of an Order for Services and/or Materials placed by Customer and accepted by NCR while this Agreement is in effect.

1.4 "Data Processing Services", or "DP Services", are defined as those services performed by NCR in the handling and processing of Customer's data at an NCR "Data Processing Center" ("DPC").

1.5 "Material" is defined as all tangible items provided Customer under the Contracts and includes Software, instructions, literature, input/output data communications equipment and supplies.

1.6 "Software" is defined as all programs which run on a computer system which is not resident in an NCR DPC, whether referred to as software, firmware or otherwise, and related documentation, furnished by NCR to Customer, on whatever media, whether separately licensed by NCR, or provided as a result of Software Services. Software includes copies, portions, and modified versions of Software. Software may include programs and related documentation which are owned by third parties and sublicensed by NCR to Customer.

1.7 "Order" is defined as an Order for Services and/or Material placed by Customer on an NCR Order Form which sets forth a description of the Services and/or Material together with the pertinent specifications and schedules.

1.8 "Services" include Data Processing Services and all other services rendered by NCR.

2.0 Term
This Agreement will become effective upon acceptance by NCR and remain effective until terminated by either party with at least one hundred eighty (180) days prior written notice. Termination of this Agreement will not terminate the obligations of any existing Contract between the parties which shall continue for the term specified in the applicable Order.

3.0 ENTIRE AGREEMENT

3.1 The Contract between NCR and Customer constitutes the entire agreement between the parties relating to the Services and Material ordered and supersedes all prior agreements, understandings (oral and written), negotiations, letters, proposals or other matters with respect thereto, except as attached to the Order and specifically incorporated by reference. NCR RESERVES THE RIGHT TO REJECT ANY ORDER.

3.2 If any provision of this Agreement or of any Order is illegal, invalid, or void under Federal or State law, it will be severable; however, the remaining provisions will not be impaired.

4.0 SUPPLIES
Unless specified in the Contract, supplies are not provided by NCR

5.0 HOURS OF OPERATION
DP Services are performed at one or more NCR DPCs during the hours and on the days specified in the Order.

6.0 DATA INPUT AND TRANSMISSION

6.1 Customer will deliver or transmit input data to the DPC at its own expense and will pay the expense of return delivery or transmission. Input media must be in good condition, and the data format must meet NCR's specifications. Any incorrect or unusable input data will be corrected, regenerated, and/or retransmitted by Customer. At NCR's option, resulting delays may extend the time for processing.

6.2 In the event input data is to be received from multiple locations, NCR is not obligated to commence processing until all data is received at the DPC.

7.0 REPORT PROCESSING AND DELIVERY
Except as otherwise provided herein, reports and media to be furnished by the DPC will be made available to Customer at the DPC or be made available for transmission to Customer at the time specified in the Order. If Customer requires delivery or transmission, Customer will arrange and pay for required transportation or transmission.

8.0 INVOICING. TAXES AND PAYMENT
8.1 NCR will invoice Customer as specified by an Order, plus shipping, distribution, installation charges, deinstallation charges, and applicable taxes. Prices stated on Orders do not include taxes whether levied on NCR or Customer.

8.2 Invoices are due and payable upon receipt unless otherwise provided by NCR If Customer fails to pay any amount within thirty (30) days after written notice of its delinquency, NCR may suspend or terminate performance immediately (or as soon thereafter as permitted by law). Customer is liable for reinstatement charges.

8.3 Delinquent accounts bear service charges at the rate specified on the invoice, or the maximum rate allowed by law, whichever is less. If it is necessary to refer any claim for collection, NCR is entitled to recover the reasonable and necessary costs and expenses of collection, including attorneys' fees.

9.0 RESPONSIBILITIES OF CUSTOMER
9.1 Customer agrees that Services rendered and Material furnished shall not relieve the Customer from any obligation to maintain records.
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9.2 Customer is at all times responsible for implementation and operation of its accounting, management, and reporting systems, audit functions, and recovery routines and for operating and maintaining input/output equipment and other on-site computer equipment. Services rendered and Materials furnished by NCR will not impose upon nor transfer to NCR the responsibility for such functions.

9.3 In the event any equipment is furnished to Customer under this Agreement, title shall remain in NCR Customer shall not transfer possession of, allow any lien against, or prejudice NCR's ownership of such equipment. Customer agrees to execute documents reasonably required to ensure NCR's title and ownership. Upon termination of a Contract under which equipment is furnished to Customer, such equipment will be returned to NCR in as good condition as when received, reasonable wear and tear excepted.

9.4 Customer will notify the DPC in writing in advance when system parameters for DP Services are to be changed or portions of files are to be deleted.

9.5 With respect to DP Services, corrections necessitated by Customer's incorrect posting or defective input will be entered in subsequent processing runs unless the DPC can produce the corrected reports and Customer agrees to pay for the additional processing required at the then current rates.

9.6 Loss or contamination of data, damage to media, or other difficulties attributable to supplies, input media, or data format not meeting NCR specifications, and any delays resulting therefrom, will be solely Customer's responsibility and corrections will be at Customer's expense.

9.7 Customer will check and balance each DP Service report upon receipt and will reconcile its reports. Failure of Customer to notify NCR within two business days after receipt of any discrepancies will be deemed acceptance of such reports as complete and satisfactory performance by NCR

9.8 To mitigate against the possibility of loss of input data or of Customer data maintained by NCR, Customer agrees to maintain in a safe place, other than at the DPC, source and backup data sufficient for file and input data re-creation. Nothing shall relieve Customer of this responsibility. Customer will provide, at its own expense, insurance coverage against loss of data and will take precautions required by law or regulation.

9.9 NCR maintains fidelity coverage to protect itself from losses suffered as a result of wrongful or dishonest acts committed by its employees and agents, including contract programmers. Customer is responsible for purchasing its own coverage to protect itself from wrongful or dishonest acts committed by its employees.

9.10 Customer agrees to purchase from NCR, Customer's entire requirement for the types of Services ordered under this Agreement during the term hereof. In the event Customer fails to purchase from NCR its entire requirement for such Services; Customer agrees to pay NCR the prorata termination charge attached to the Order.

9.11 The Agreement shall be considered confidential by Customer. Customer agrees not to disclose the Agreement or its terms to any person other than NCR, an employee of Customer who reasonably needs access to the Agreement or a representative of a Federal or State regulatory agency pursuant to an examination of Customer.

9.12 Customer, as a user of an ATM interchange, indemnifies and agrees to hold harmless NCR, its officers, directors, employees and agents from and against any and all liability and every loss, cost, claim, demand, cause of action and expense (including, without limitation, the cost of investigating any claim, the cost of litigation and attorney,s fees, whether or not legal proceedings are instituted) paid or incurred by any one-or more-of them arising from, attributable to, or in connection with, the ATM interchange or Customer's participation in the interchange.

Customer acknowledges that it is solely responsible for its own compliance with all applicable federal, state and local laws and regulations, and agrees to indemnify and hold harmless NCR, its officers, directors, employees and agents from and against any and all liability and every loss, cost, claim, demand, cause of action and expense arising out of any act or omission by Customer in violation of any such law or regulation. NCR will! not be liable to Customer for any loss, cost, damage, claim, demand, cause of action or expense (including, without limitation, the cost of investigating any claim, the cost of litigation and attorney's fees, whether or not legal proceedings are instituted), or any compensatory, punitive, special, incidental or consequential damages (including loss of profits), arising from or in connection with any use or operation of the ATM interchange or failure to use or operate the ATM interchange.

10.0 RESPONSIBILITIES OF NCR

10.1 When performing DP Services NCR will exercise reasonable care in handling Customer's input media and data. In the event errors in or loss to Customer's data result from the fault or negligence of NCR, NCR will, to the extent commercially reasonable, correct such errors at its own expense.

10.2 NCR'S LIABILITY AND CUSTOMER'S SOLE REMEDY IN THE EVENT OF LOSS OF MEDIA OR DATA, ERRONEOUS PROCESSING, OR DAMAGE OR CONTAMINATION TO EITHER DATA OR MEDIA, WILL BE LIMITED TO REPLACEMENT OF THE MEDIA ON WHICH DATA IS STORED, AND/OR TO THE EXTENT COMMERCIALLY REASONABLE, CORRECTION OF ERRORS IN PROCESSING. CUSTOMER WILL ALWAYS MAINTAIN BACKUP DATA AS PROTECTION AGAINST SUCH LOSS, DAMAGE, OR CONTAMINATION.

10.3 EXCEPT AS OTHERWISE STATED, ANY EQUIPMENT, SERVICES OR MATERIALS PROVIDED BY NCR PURSUANT TO THIS AGREEMENT ARE PROVIDED WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING FROM A COURSE OF DEALING. UNLESS SPECIFICALLY SET FORTH HEREIN, NCR SHALL NOT BE LIABLE FOR ANY EXPENSES OR DAMAGES INCURRED BY CUSTOMER, WHETHER INTERNAL TO CUSTOMER OR PAID BY CUSTOMER TO ANY THIRD PARTY, WHICH MAY ARISE OUT OF FAILURE OF THE EQUIPMENT OR MATERIALS TO FUNCTION OR DUE TO ANY MALFUNCTION OF EQUIPMENT OR MATERIALS OR NCR'S FAILURE TO PROVIDE SERVICES AS SET FORTH HEREIN, UPON WHATEVER CAUSE OF ACTION ANY CLAIM IS BASED, EXCEPT THAT NCR SHALL BE LIABLE FOR PERSONAL INJURY, INCLUDING DEATH, AND FOR DAMAGE TO REAL OR TANGIBLE PERSONAL-PROPERTY, UP TO $1,000,000 PER OCCURRENCE FOR SUCH DAMAGE, TO THE EXTENT CAUSED BY NCR'S NEGLIGENCE OR WILLFUL MISCONDUCT. CUSTOMER'S RIGHTS AND REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER RIGHTS AND REMEDIES RELATED TO ANY CONTRACT OR SERVICES.

10.4 NCR WILL NOT BE RESPONSIBLE FOR ERRORS OR DELAYS RESULTING FROM THE FAULTY TRANSMISSION OF DATA FROM CUSTOMER OR FOR DELAYS IN PROCESSING OR IN THE DELIVERY OF THE PROCESSED DATA DUE TO CAUSES BEYOND ITS CONTROL. IN NO EVENT WILL NCR BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTLY DAMAGES, OR FOR LOSS OF PROFITS, REVENUE OR DATA, WHETHER IN AN ACTION IN CONTRACT, TORT, PRODUCT LIABILITY, STATUTE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES, ARISING FROM THIS AGREEMENT OR ITS PERFORMANCE.

11.0 REGULATORY AGENCIES AND OTHER LEGAL REQUIREMENTS
11.1 The data, records and reports to be generated, received or maintained by NCR under this Agreement may be subject to examination by Federal and State regulatory agencies that have jurisdiction over Customer's business, to the same extent as such records would be subject if they were maintained and produced by Customer itself on its own premises. Any Services and Materials required of NCR as a result of such examination which are not specifically included in an Order will be furnished by NCR at NCR's then-current rates upon payment terms specified by NCR at the time such Services and Materials are furnished. Master File data shall only be furnished subject to the terms of Section 13.1. NCR agrees to allow reasonable audits by and on behalf of Customer. NCR may make reasonable charges to Customer of expenses incurred by NCR in connection with any such audit.

11.2 Customer will be solely responsible for maintaining records required by Federal and State regulatory agencies. The data, records and reports to be generated, received, or maintained by NCR in the performance of a Contract are not represented to comply with either Federal or State regulatory requirements.

11.3 Customer shall have the responsibility of notifying the appropriate Federal and State regulatory agencies, in accordance with their requirements, of all information required concerning the DP Services, including, but not limited to, the commencement of, termination of, and methods and control procedure used in processing Customer's data.

11.4 NCR shall use reasonable efforts to incorporate regulatory updates and changes as required in the Services provided by NCR

11.5 NCR shall use reasonable efforts to notify Customer of system changes which materially affect the Services provided by NCR to Customer.

12.0 SYSTEM CAPABILITY

12.1 CUSTOMER IS RESPONSIBLE FOR VERIFYING, IN ADVANCE OF THE COMMENCEMENT OF SERVICES BY NCR, THAT THE SERVICES, REPORTS, METHODS, TECHNIQUES AND SOFTWARE CONTRACTED FOR ARE SUITABLE FOR THE CUSTOMER'S INTENDED PURPOSE, AND THAT WHEN FUNCTIONING IN ACCORDANCE WITH THE APPLICABLE CONTRACT, THEY WILL FULFILL CUSTOMER'S REQUIREMENTS.

12.2 Customer agrees to maintain a sufficient number of competent personnel for training, implementation, and use of the Services and Materials to be furnished by NCR pursuant to the Order.

13.0 RETENTION OF DATA FILES

13.1 Upon termination of DP Services, NCR will furnish Customer, upon written request, Customer's master file data maintained by NCR. Such data will be in a format available at NCR and will be provided only after return of NCR Confidential Material and payment of any outstanding charges due NCR, including charges for accrued development expenses and early termination, if any, and charges for master file media and reproduction services. Customer hereby grants NCR a security interest in the Master File which shall be released by NCR upon payment by Customer of any outstanding charges.

13.2 NCR may destroy Customer's input data and materials thirty (30) days after final use of such materials for processing. At Customer's expense, NCR may retain data for an additional agreed upon period.

13.3 Upon notice of intent to terminate this Agreement, if requested, NCR will provide Customer with all current Customer account information contained in NCR's then current files in the standard machine format and media used by NCR at the time. All costs (programming, materials, computer time, etc.) incurred by NCR in producing said records will be paid by the Customer in accordance with the then current NCR price schedule.

14.0 NCR CONFIDENTIAL MATERIAL
14.1 NCR Confidential Material includes Software, all other material furnished by NCR relating to Services, Software, equipment and supplies furnished by NCR, and all copies, portions of and information contained therein. NCR Confidential Material shall at all times remain the property of NCR or of NCR's licensor, as the case may be.

14.2 Customer shall not: (i) sell, rent, loan, disclose, communicate, or otherwise directly or.indirectly make available NCR Confidential Material to any other party; (ii) disassemble, decompile or otherwise reverse engineer any Software; or (iii) make any copies of NCR Confidential Material without the prior written authorization of NCR. The copyright notices and any other proprietary legends of NCR and, if applicable,- its licensor, shall be reproduced by Customer on all copies, portions, and modified versions of NCR Confidential Material, including those in machine-readable form, and Customer shall maintain records of the number of all such copies, portions, and modified versions.

14.3 Except as otherwise specifically set forth in this Agreement, upon termination of this Agreement for any reason, all NCR Confidential Material shall be immediately returned by Customer to NCR.

15.0 CONFIDENTIALITY

15.1 For a period of two (2) years from the date of disclosure, NCR shall use reasonable efforts to prevent the disclosure to any other person, firm or corporation of the customer input data received from Customer for processing ("Confidential Information").

15.2 Customer will indemnify and hold NCR harmless from and against any liability or forfeiture arising out of NCR's compliance with any Customer demand or direction relating to NCR's receipt, processing, retention, disclosure, or non-disclosure of Customer's Confidential Information, data, and processing results.

16.0 DISPUTES

16.1 "Dispute" means any controversy or claim between Customer and NCR. It includes controversies or claims that are related directly or indirectly to this Agreement, any Contract or any Services, whether based on contract, statute, tort, fraud, fraudulent inducement, misrepresentation, or other legal or equitable theory, whenever brought, between Customer and NCR or any of NCR's or Customer's employees or agents.

16.2 Dispute Negotiation -- NCR and Customer agree to use good faith efforts to resolve any Dispute promptly and fairly. If NCR and Customer are unable to resolve a Dispute by negotiation, both parties agree to submit it to arbitration.

16.3 Arbitration -- If a Dispute is not successfully resolved, it shall be subject to binding arbitration under the then-current rules and supervision of the American Arbitration Association ("AAA"). The Federal Arbitration Act, 9 U.S.C. Sections 1 to 16, not Ohio law, will govern the arbitrability of all claims. A single arbitrator who is knowledgeable in business information and electronic data processing systems will conduct the arbitration. The arbitrator's decision and award will be final and binding, and either party may enter it in any court with jurisdiction. The arbitrator will not have authority to award punitive or other non-compensatory damages to either party. The arbitration will be held in the city where the AAA regional office closest to Customer's headquarters is located. Each party will bear its own attorney's fees and related costs associated with the arbitration. NCR and Customer will pay all other costs and expenses of the arbitration as the rules of the AAA provide.

17.0 TERMINATION

17.1 Either party may terminate an Order if:

           A.A party files a petition of bankruptcy or receivership, or makes an assignment for the benefit of creditors, or should a receiver be appointed or applied for; or

           B. A party is unable to cure a default of any of its obligations hereunder within thirty (30) days of written notice being received by the defaulting party.

If NCR is unable to cure a default, pursuant to this paragraph 17.1, Customer may terminate an Order without obligation to NCR for early termination charges as defined below. Customer is liable to NCR for all other invoices, charges, etc., outstanding as of the termination date.

17.2 Customer may terminate for convenience an Order prior to the end of any term. In the event of such early termination, Customer will pay NCR a termination charge equal to 80% of the average monthly billing charges that would have been paid to NCR during the remainder of the Term. The average monthly billing charge is the greater of the proposed monthly billing or-the average monthly billing during the most recent Term, and includes processing and network management services. In addition, NCR shall retain any deposit previously paid by and/or due from Customer, the amount of the additional extended discount for the portion of the term used, and any other charges due to NCR as of the termination date. Section 17.2 is superseded as outlined in the Addendum (page 30) and Schedule A (page 31).

17.3 Upon receiving Customer's notice of intent to terminate, NCR will, when requested and when all invoices due have been paid, provide Customer with all of the Customer's account information contained in NCR's current files. This information will be provided in the standard machine format on media used by NCR at the time. All costs for programming, materials, computer time, etc., incurred by NCR will be paid by the Customer in accordance with the then-current price schedule.

17.4 Upon termination, Customer will, at its expense, immediately return all copies of NCR Confidential Material to NCR.

18.0 OFFICE OF THRIFT SUPERVISION
18.1 NCR agrees that during the term of this Agreement, the Office of Thrift Supervision (OTS) will have the authority and responsibility provided to the other regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. Section 1867(c). If applicable to Customer, NCR will provide the OTS District Director of the district in which the DPC providing Services under this Agreement is located with a copy of the current third party review report when a review by the OTS has been performed. NCR agrees to annually provide the OTS of the district in which the DPC providing Services under this Agreement is located with a copy of NCR's parent corporation, NCR Corp., current audited financial statements.

18.2 NCR agrees to release the information necessary to allow Customer to develop a disaster contingency plan which will work in concert with NCR's plan. NCR's disaster recovery plan for all DPC's is reviewed on an annual basis. The communications portion of disaster recovery is tested every year on a rotating basis. NCR will release the results of the disaster recovery contingency test to Customer on an annual basis.

19.0 ASSIGNMENT: NON-WAIVER

19.1 Neither Customer nor NCR may assign this Agreement or its rights or obligations under it without the express written consent of the other, except NCR may assign this Agreement to its parent corporation or any of its affiliates and may use subcontractors to fulfill its obligations.

19.2 Failure to enforce any Contract term is not a waiver of future enforcement of that or any other term.

20.0 PROCESSING PRIORITIES

DP Services have processing priority over other services at the DPC. In the event that processing cannot continue on-site, DP Services will receive processing priority over other services at the back-up processing site.

21.0 NOTICES

Notices required or authorized in this Agreement shall be given by private or public delivery/mail service providing for receipted delivery, to the Customer's address above, or if to NCR to the DPC primarily responsible for providing DP Services to Customer, and shall be deemed received upon receipted delivery.

SECTIONS 22.0 THROUGH 26.0 ARE ONLY APPLICABLE IN THE EVENT NCR LICENSES SOFTWARE TO CUSTOMER AND, TOGETHER WITH THE REST OF THIS AGREEMENT, SHALL GOVERN SOFTWARE LICENSING.

22.0 SOFTWARE LICENSE

22.1 Subject to acceptance of the Order by NCR, payment of the applicable license fee entitles Customer to the use of the Software according to the terms of this Agreement until the one-time license is terminated pursuant to the terms hereof. Payment of the license fee set forth on an accepted order entitles Customer to a non-transferable and non-exclusive license to use Software only on the designated equipment and only during the period Customer is using and has paid for both Data Processing Services and Software support services. If the designated equipment becomes temporarily inoperative, the Software may be used on back-up equipment for the period during which the designated equipment is inoperative. Customer may make a copy of the Software solely for backup purposes. Certain Software may include means to limit or inhibit copying. Unless otherwise authorized in writing by NCR, Customer shall not: (i) make available, or cause to be made available, any Software for the use of or by any other party, whether or not for consideration; (ii) sublicense or distribute Software to any third party; (iii) modify the Software; or (iv) transmit, directly or indirectly, or use Software outside the United States, unless otherwise authorized in writing by NCR, in which case Customer shall obtain any required governmental authorizations and permits.

22.2 The term of the license for the Software shall begin upon delivery, except when a test period is provided, in which case the earlier of (a) expiration of the test period, or (b) the date the Software is put into productive use. A license for Software: (i) may be terminated pursuant to Sections 14.0 and 17.0 of this Agreement; (ii) automatically terminates when Customer ceases to use the Software in connection with the designated equipment; (iii) automatically terminates when Customer ceases to use or pay for Data Processing Services; or
(iv) may be terminated immediately by NCR if Customer fails to comply with the requirements of this Section and Section 22.1. Upon expiration or termination of a license for any reason, Customer shall cease to use the Software, delete it from its library, and return it to NCR.

22.3 If Customer elects to terminate a license for Software, that license shall not be considered to have been terminated by the Customer, unless and until Customer returns the Software to NCR.

23.0 SOFTWARE SUPPORT SERVICES
NCR may provide software support services for Software that it licenses to Customer. If NCR provides such support and Customer orders it, then NCR shall provide software support services for the Software for a support fee to be paid by Customer. The initial fee shall be set forth on the Order, but such fee may be increased by NCR after a 30-day notice to the Customer. Software support services are limited to answering reasonable questions, reasonable ongoing education, and providing updates when available.

24.0 PROGRAMMING SERVICES
"Programming Services" is creating a program or modifying an existing program to perform functions or to cause to function in a particular manner by NCR for Customer. Customer may order programming services from NCR. The Order will contain a description of the work and the applicable fee. NCR shall be the owner of the product of Programming Services.

25.0 PATENT. COPYRIGHT AND TRADE SECRET INDEMNIFICATION
25.1 NCR will indemnify, defend, and hold Customer harmless with respect to any legal action, and will pay the cost of any settlement and any damages awarded as a result of such legal action against Customer, based on an allegation that the Software furnished by NCR hereunder infringes a United States patent, copyright, or trade secret.

25.2 If Customer's use of the Software is enjoined because of an infringement, or if, in NCR's opinion, the Software is likely to become the subject of an infringement claim, NCR will, at its option: (i) procure for Customer the continued use of the Software; (ii) replace or modify the Software so that it becomes non-infringing; or (iii) if either of these options is not reasonably feasible, terminate the license and return to Customer all fees paid to NCR for the use of such infringing Software, less a reasonable value for the prior use thereof.

25.3 NCR shall not have any liability to Customer under any provision of this section: (i) if any infringement or allegation of infringement is based on the use of any Software in combination with any program or equipment not furnished by-NCR; (ii) if the infringement claim relates to Software which is used by Customer in a manner for which it was not designed; (iii) if Customer fails to promptly notify NCR in writing of any legal action or allegation of infringement or thereafter fails to provide NCR with all reasonable and necessary cooperation in the defense or settlement of such claims; or (iv) if NCR does not have sole control of the defense of any legal action and all negotiations for its settlement. THE ABOVE STATES THE ENTIRE LIABILITY OF NCR WITH RESPECT TO INFRINGEMENT OF PATENTS, RIGHTS, OR TRADE SECRETS, FOR ALL EQUIPMENT, SERVICES AND MATERIAL PROVIDED UNDER THIS AGREEMENT.

26.0 WARRANTY AND LIMITATION OF LIABILITY
NCR warrants that Software when operating in conjunction with unaltered associated software on designated equipment, and within required operational conditions, will reasonably comply during the test period with the Customer-level documentation furnished to Customer. NCR assumes no responsibility for Software which has been altered or modified. Customer shall determine compliance during the 30-day test period which commences immediately following delivery. If, during the test period, the Software, exclusive of documentation, is found to be not complying, NCR shall effect a resolution (which may be a subsequent issue) or terminate the license for the Software and in such event the applicable license fees previously paid to NCR by Customer will be refunded. THIS LIMITED WARRANTY STATES ALL OF NCR'S LIABILITY AND CUSTOMER'S EXCLUSIVE REMEDIES WITH RESPECT TO SOFTWARE. AFTER THE EXPIRATION OF THE LIMITED WARRANTY PERIOD, CUSTOMER ASSUMES THE ENTIRE COST OF ALL NECESSARY SERVICES OR CORRECTIONS.

Ipswich Savings Bank                    NCRCORPORATION
---------------------------------
(Customer Name)

By:  David L. Grey                      By:
---------------------------------       ---------------------------------

Title: President, not individually      Title:
---------------------------------       ---------------------------------

Date:  2/20/97                          Date:
---------------------------------       ---------------------------------

                                      1996

                                   SCHEDULE 1

                          HOURS OF OPERATION, HOLIDAYS

                                       AND

                               REPORT AVAILABILITY

I. HOURS

The NCR New England Data Center will be in operation for processing in accordance with the following schedules:

                          8:00 AM - 8:00 PM Monday through Friday
                          8:00 AM - 4:00 PM Saturday

II. HOLIDAYS

The NCR New England Data Center will be closed on the following holidays:

                          New   Year's  Day
                          Martin   Luther   King's   Birthday
                          Washington's  Birthday
                          Memorial Day
                          Independence Day
                          Labor Day
                          Columbus Day
                          Veterans Day
                          Thanksgiving  Day
                          Christmas Day

III. PROCESSING COMPLETION

NCR New England Data Center agrees to complete the processing of the customer's input transactions and to have completed work ready for dispatching to the customer on the morning of the working day following the day on which the
reported  transaction  occurred,   such  time  to  be  no  later,  under  normal
conditions, than 9:00 a.m. local time. A working day means any day except Saturday, Sunday, or a holiday. Regularly scheduled reports (weekly, monthly) shall be made available within 48 hours following the close of the period. Other reports will be made available on a mutually agreed upon schedule.

                                   SCHEDULE 2
                                     CHARGES

I. STARCOM Financial Deposit Account System

A. Processing Charges:

Deposit account processing charges - to be paid monthly, based on the number of "Open Accounts" reported on the Savings Trial Balance (080), plus "Accounts Closed" during the month.

Monthly

1. Regular Deposit Accounts - System Type 0                              $.26

2. Certificates or Repo's - System Type 2 with a contract term of:


   a.181 or more days                                                    $.26

   b. 30 through  180 days                                               $.33

   c. Less than 30 days                                                  $.42

3. NOW/DDA Accounts - System Type 3                                      $.54

4. STARS Retirement Account Processing

   a. Per STARS Account, per month
     (in addition to 1, 2, or 3 above)                                   $.03

   b. Monthly minimum                                                    $106.00

B. Handling Charges for magnetic tape input of NOW/DDA inclearing items delivered or transmitted to the data center:

    1  Charges for receiving transmission of inclearing
       items, via phone lines, in addition to Item B.l. above      Special Quote

C.    Minimum Deposit Account Processing Charges, per month
     (Item A. above only)                                              $1,000.00

II. STARCOM Financial Loan Account System

A. Processing Charges:

Loan account processing charges - to be paid monthly based on the number of "Open Accounts" reported on the Loan Trial Balance (290).

    1. Line-of-Credit, AMI, and Consumer Loans                           $ .03

    2. Commercial Loans                                                  $ .14

    3. Construction Loans                                                $ .95

    4. All other loans                                                   $ .45

        a. Bill & Receipt or Coupon
          (in addition to loan account charge)                           $ .085

    5. Minimum Loan Account Processing charges, per month $ 500.00

B. Serviced and Participation Loans:

1 . Processing charges, per loan, per month (in addition to A. above)    $.40

III. STARCOM Financial General Ledger System

A. Master file set-up regardless of transaction processing - $ 2 ,000.00 (plus travel, mileage, and reimbursable) *

B.  Processing Charges:

    Processing charges - to be paid monthly, based on institution asset size. Assets will be determined each January 1, based on the most recent Statement of Condition submitted to the FHLBB, FDIC, NCUA or other federal agency, and will then be used for the entire calendar year.

     Less than 100 Million                                   $ 667.00
     At least 100 but less than 200 Million                  $ 811.00
     At least 200 but less than 300 Million                  $ 974.00
     At least 300 but less than 400 Million                $ 1,121.00
     At least 400 but less than 500 Million                $ 1,245.00
     At least 500 million but less than 1 Billion          $ 1,389.00
     1 Billion or more                                     $ 1,666.00

C. Transaction File Only:

For preparation and transmission of the daily transaction file for use with selective back-office systems, processing charges to be paid monthly, based on institution asset size. Assets will be determined each January 1, based on the most recent Statement of Condition submitted to the FHLBB, FDIC, NCUA or other federal - agency, and will then be used for the entire calendar year.

    Less than 100  Million                                  $ 334.00
    At least 100 but less than 200  Million                 $ 405.00
    At least 200 but less  than 300  Million                $ 477.00
    At least 300 but less than 400 Million                  $ 550.00
    At least  400 but less than 500  Million                $ 622.00
    At least 500 million but less than 1 Billion            $ 694.00
    1 Billion or more                                       $ 833.00

D.  Maintenance or changes to the  transaction  generator file, per occurrence $
    111.00 Note: This charge includes all changes made on a single processing day.

E.  Programming  Accounting Department Style (PADS) reports
    developed by NCR New England DPC*                  Special Quote

F.  Running of up to 3 PADS reports, per month*            No Charge

G.  Running of PADS  reports  over three  reports  per month,
    per report run*                                          $168.00

* Item not eligible for discounts

IV. STARCOM Financial: Other Charges

    A.  Masterfile Conversion and Maintenance*

        1.  Initial conversion and masterfile set-up

            a.  Computer time, per hour - new customer             $ 265.00
            b.  Computer waiting time, per hour $ 67.00
            c.  DPC prepared input media, per item $ .20

        2.  Additions, changes, deletions to masterfile

            a.  Entered by customer through on-line terminal       No Charge

            b.  Customer prepared media, per item
                (where available)                                  $ .12

            c.  DPC prepared media, per item                       $ .22

    B.  Program Conditioning Charges*

        All applicable program conditioning charges are due at time of order. If one or more modules are not contracted originally, these charges shall be due when the applicable module is ordered.

        1.  Deposit accounts other than NOW/DDA                    $ 5,000.00
        2.  NOW/DDA accounts                                       $ 2,500.00
        3.  Loan Accounts                                          $ 5,500.00
        4.  General Ledger                                         $ 2,000.00
        5.  General Ledger interface to Back Office System         $ 2,000.00
        6.  Minimum Starcom monthly application charge             $ 1,500.00


    C.  System Account Type Table (SATT) Set-up or maintenance*

        1.  Submitted via form or letter
            a.  Per occurrence, first type                         $ 70.00
            b.  Each additional type                               $ 26.00
            c.  Maximum per occurrence                             $ 382.00

2. Additions or changes to parameter file                          $ 26.00
            a.  Maximum per occurrence                             $ 338.00

* Item not eligible for discounts

    D.  Additional Customer Operations Manual*                     $ 50.00
        (One free per customer)

    E.  Additional copies or more frequent  processing
        of Special  Quote  standard  system  reports,
        and  requests for special  reports including
        processing,  programming, software, system
        engineering design and testing.*                           Special Quote

    F.  Account Statements
        1.  Full detail - per account appearing on the statement   $ .14

        2.  Full detail -
            a.  per each item appearing on statement               $ .00
            b.  each inclearing item through magnetic tape         $ .00

        3.  Summary only - per account appearing on the statement  $ .024

        4.  STARS Statements, each                                 $ .14

    G.  Magnetic Tape File Preparation and Handling Services


        1.  For direct submission to government
            agencies,  per tape (e.g. state
            and federal 1099s, etc.)*                             $ 250.00

        2.  For submission to credit  bureaus,  coupon
            manufacturers,  or other servicers, per tape           $ 55.00

        3.  FNMA Laser and FHLMC MIDANET, each tape or \
            transmission                                           $ 55.00

        4.  CDP                                                    $ 200.00

        5.  ACH Monthly processing charge                          $ 40.00

        6.  Other acceptable magnetic tape Special Quote


    H.  Report Utility- Savings and Loans*

        1.  Base charge per customer processing request            $ 150.00

        2.  Per account on file                                    $ .002

*Item not eligible for discounts

        3.  Per Account (in addition to Item B. 2. above)
            a.  Per account reported                               $ .003
            b.  Per account sorted and reported                    $ .004
            NOTE: Only one of a. and b. is chargeable, not both.

        4.  a. Per page printed                                    $ .05
            b.  Per label printed                                  $ .05

        5.  Computer Output Microfiche (COM)
            a.  Per frame                                          $ .02
            b.  Additional copies Special Quote
            6.  Discount if on-line file is used (Deposits only)   35%

        7.  Minimum charge per processing-
            Up to 25,000 accounts on file                          $ 250.00
            25,001 to 50,000 accounts                              $ 290.00
            50,001 to 75,000 accounts                              $ 340.00
            Over 75,000 accounts                                   $ 420.00

I. Input of Transactions Received from Outside Sources, via Magnetic Tape or generated through Pre-authorized
    Transfers (PATS)

        1.  Per transaction $ .065

        2.  Minimum charge per occurrence $ 5.00

        NOTE: Excluded are NOW/DDA inclearings as well as transactions created or generated by the STARCOM Financial System, for which no additional charges will be assessed.

J. Direct Attached ATM Processing and Reporting*

        1.  Per month, first ATM                                   $ 279.00

        2.  Per month, each additional ATM                         $ 84.00

    K.  Shared ATM/POS Network Services*
        1.  Monthly base charge, per network                       $ 300.00


        2.  Preparation, handling and transmission of account

            a.  Transaction Processing Fee, Per EFT
                cardholder account per month                       $ .16

            b.  Balance files, per EFT cardholder
                account per month                                  $ .25

    K.  3. Receiving transmission, printing and distribution
           of network reports, Monthly fee - Remote Print          $ 100.00
                                             DPC Print             $ 200.00


        (Special quote if additional programming, sorting, etc. needed to be compatible with NCR New England DPC reporting.)

        4.  Communications  Costs (if incurred by NCR New
            England  DPC)*                                         Special Quote

        5.  Conversion,  set-up and  network  fees for 3rd
            party ATM  on-line or off-line networks*               Special Quote

    L.  Electronic Transfer Services-
        ATM processing costs consist of one-time fees in addition to monthly fees. The charge for transaction processing volumes in the monthly prices takes into consideration account activity with monthly minimum charges offered. Detail pricing will be provided on request.*

    M.  CD Notice of Earnings/Renewal                              $ .12

    N.  Savings Automatic Interest Rate Change (ARC), per month    $ 67.00

    O.  Deposit Account Floating Rate Earnings
        Calculation (VRWD), per account, per month                 $ .06

    P.  VRD Processing, per month                                  $ 75.00

    Q.  Sweep Account Processing

            a.  Per linked pair of accounts, per month             $ .12

            b.  Minimum charge per month                           $ 225.00

    R   Terminal Installation and Other Charges*

        1.  Initial installation of terminals:

        The initial installation charges for terminals into the STARCOM system for each new data center customer are shown on the next page. These charges include communications programming and the set-up of terminals into test files if required. The number of terminals or locations does not affect the initial installation charges. The specific charges do not reapply where the same charges have been made for either STARCOM loans or deposits, except in those cases identified in paragraph P.2.a.

        Initial Interface & Installation Charges:
        a NCR NEW ENGLAND DPC BAS 5000 (UTAK)                              Special Quote
        b. ISC 8 Work Station                                              Special Quote
        c. ISC Pinnacle                                                    Special Quote
        d. Docutel/Olivetti Line One/M30                                   Special Quote
        e. Burroughs EF7000                                                Special Quote
        f. DSI                                                             Special Quote
        g. IBM 3600/4700 (per controller)                                  Special Quote
        h. UNISYS FAS Finesse                                              Special Quote
        i. Any other terminal including NCR New England DPC or other
        manufacturers, subject to support and interface availability.      Special Quote

        All of the above charges are due at time of order.

        2.  Additional installation charges:

            a. The addition of any terminal, the replacement of terminals or the movement of a terminal from one location (branch) to another after initial installation and conversion to a STARCOM Financial application is subject to the following additional software installation charges:

    1.  Per workstation                                            $ 45.00

    2.  If done at nonstandard time (in addition to 1 above)       $ 100.00

S.  Transaction Analysis Report, per month*                        $ 81.00

T.  Federal  Forms  (1099,  1098,  W2-P,  5498,  etc.)
   (including  preparation,  handling and postage)*                Special Quote

U.  Other Miscellaneous items*:

    Bonds, Treasury Bills, Coupons (per account)                   $ .47

    Welfare Match tapes per occurrence                             $ 250.00

    Reconciliation tapes(PDO, Club)                                $ 80.00

    Reconciliation tapes (Money order)                             $ 185.00

    Household Reporting                                            Special Quote

    Town Code Reporting                                            $ 165.00

    Excess Deposit Report - Quarterly                              $ 150.00
                            - Special Request                      $ 300.00

    CUNA Mutual Report (per occurrence)                            $ 135.00

    Laser printing of forms                                        Special Quote

    NCR New England DPC provided  forms,  Mortgage  bills,
    or Stock  Statements                                           Special Quote

V. Computer Output Microfiche (COM)-All STARCOM Reports * (Effective 1/1/97)

         Up to 5,999 Accounts - Per Month Charge                   $ 100.00

      6,000 to 9,999 Accounts - Per Month Charge                   $ 200.00

    10,000 to 14,999 Accounts - Per Month Charge                   $ 250.00

    15,000 to 19,999 Accounts - Per Month Charge                   $ 300.00

    20,000 to 29,999 Accounts - Per Month Charge                   $ 400.00

    30,000 to 39,999 Accounts - Per Month Charge                   $ 500.00

    40,000 to 49,999 Accounts - Per Month Charge                   $ 600.00

    50,000 to S9,999 Accounts - Per Month Charge                   $ 700.00

    60,000 to 74,999 Accounts - Per Month Charge                   $ 800.00

    75,000 to 99,999 Accounts - Per Month Charge                   $1,000.0

    100,0000 and up Accounts - Per Month Charge                    $1,500.0

V. Satellite Services

    A.  STARSTREAM II/ORACLE-Current Customers Only

        1.  Monthly  software  license fee per  personal
            computer  connected to STARSTREAM II/ORACLE            $ 134.00

        2.  Usage fees:
            a.  Per record accessed (STARSTREAM)                   $ .0025
            b.  Per 1,000 accounts on the month-end  trial
                balances,  per month
                (STARSTREAM II/ORACLE)                             $ 14.06
            c.  Minimum charge                                     $ 266.00


    B.  Oracle/Client Server


        1.  Upgrade from Non Client/Server single user package**
            a.  One time License Fee                               $ 1,585.00
            b.  Monthly Maintenance Fee                            $ 58.00

        2.  Single User Package**
            a.  One time License Fee                               $ 2,333.00
            b.  Monthly Maintenance Fee                            $ 58.00

        3.  Five User Package**
            a.  One time License Fee                               $ 8,000.00
            b.  Monthly Maintenance Fee                            $ 194.00


        4.  Ten User Package**
            a.  One time License Fee                               $15,000.00
            b.  Monthly Maintenance Fee                            $ 277.00


        **Package includes SQL*Net, SQL*Plus, Data Browser, Reports V2, and Pathway Access


        5.  Usage fee per 1,000 accounts per month                 $ 14.34
            (Minimum Charge of $272 per month)                     $ 272.00

        6.  WIN/Route for DOS, per Network                         $ 149.00

        7.  Telebit Netblazer PN2 for Ethernet                     $ 2,300.00

        8.  One time file extraction, per open account             $ .07
            a.  $1,133.00 minimum
            b.  $3,605.00 maximum

    9.  History:
        a.  Standard Detail                                        No Charge
        b.  Additional Detail, per 1,000 items                     $ .26
        c.  Standard Summary                                       No Charge
        d.  Additional Summary, per 1,000 items                    $ .64


    10. Storage fees                                               Special Quote


    11. Training:
        a.  Client/Server & Data Browser,  per day
            (3 day course for 2 people)                            $500.00
        b.  Oracle Reports 2.0, per day
            (4 day course for 2 people)                            $ 750.00
        c.  Additional people over 2, per person per day           $ 75.00


    12. Installation, per day                                      $ 500.00

    Note: All mileage and reimbursable related to this product is chargeable to the customer.

C.  Customer Information System (CIS)


    1.  CIS Overview
        a.  One day overview session                               N/C
        b.  One CIS Reference Manual                               N/C
        c.  Additional copies of reference manual, each            $ 50.00

    2.  Test Migration
        a.  Under 15,000 open & closed accounts                    $ 800.00
        b.  15,000  and  over  and  less  than  40,000  open
            &  closed  accounts                                    $1,200.00
        c.  40,000 and over open & closed accounts $1,600.00

        The above includes 2 complete sets of migration reports.

Remote transmissions of the migration reports included in the above quoted price. You also have the option of receiving any or all of the test migration reports on paper at a cost of $40/box of green bar paper or $60/box if laser printed. Optionally, you can receive these reports on fiche at a cost of $1.95 per page of master fiche printed and $0.25 per page of fiche copy.

3.  Imperial Scrub, per open & closed account
    (This includes two passes of the files. Phase I - reports only; Phase II - updating files as well as reports. The entire scrub is billed when tapes are extracted for Phase I.)

<15,000 Accounts                                                   $ .25/account
                                                               Minimum $1,500.00
15,000 - 40,000 accounts                                           $.23/account
40,000 accounts                                                    $.22/account

4.  TPM Training 2-3 Hours                                         $ 300.00
    a.  Additional manual, each                                    $ 15.00

    The above includes a short session conducted by the Data Center TPM administrator. 1 TPM manual at no charge.

5. Hands-on CIS Training- includes training and scenario manuals for up to five people

    a.  Four days at the DPC, per day                              $ 500.00
    b.  Three days at institution, per day                         $ 750.00

6.  Migration
    a.  Non-STARSTREAM II customer
        1.  per account                                            $ .10
        2.  Minimum                                                $1,700.00

    b.  Current STARSTREAM II customer
        1.  per account                                            $ .03
        2.  Minimum                                                $ 500.00

7.  Test Bank Charges
    During Hands on training, the Institution will be granted access to the test bank. This access will allow the people trained to then train the Institutions personnel in a hands on environment.

    1.  Access up to migration date                                N/C

    2.  Beyond migration date                                      $100.00/Week

8. Conversion Coverage
    1.  Two NCR Analysts for three days                            N/C
    2.  Additional coverage, per person, per day                   $ 250.00


9.  Other Charges
    1.  CIS migration table changes, per occurrence                $ 200.00
    2.  Post  Migration  training
        (up  to 5  people  per  session)                           $150.00/per
        person/per session

Note: All mileage and reimbursable related to this product is chargeable to the customer.

D.  Micro Upload

    1.  Single-User OTLF - 1st copy                                $ 1,500.00
    2.  Additional copies                                          $ 1,000.00
    3.  Network ( 8 stations max.)
        Server 1                                                   $ 2,000.00
        Server 2                                                   $ 1,500.00
        Server 3                                                   $ 1,500.00
    4.  Installation & Training                                  $500.00 per day
    5.  Annual maintenance fee (15% OTLF) billed by Integrated  Software Systems
        Note: All mileage and reimbursable related to this product is chargeable to the customer.

E.  Micro StarReport
    1.  One time license fee $ 2,652.00
    2.  Monthly software maintenance fee $ 35.00
    3.  Installation & Training $ 750.00
    4.  Cleo  Communication  Board $ 975.00
    Note: All mileage and reimbursable related to this product is chargeable to the customer.

F. The services listed in sections G-L are specially quoted due to the numerous factors involved in determining the price. The following is a list of the factors considered when quoting these products.

     One-time license fee
     Single user versus Multi user
     Stand alone versus local area network version
     Monthly versus annual maintenance fee
     Additional copies of the software
     Installation and training
     Customer support
     Extraction of files
     Network upgrades
     PC upgrades
     Additional software (i.e. Word Perfect)
     Documentation
     Consultation and development
     Contract length (i.e. five year versus 3 year agreement)
     Number of ports, connections, workstations, etc.
     Additional equipment (i.e. communication boards, printers)
     Additional services (i.e. custom programming)
     Usage fees

G.  Conversant (Voice Response System)                            See Section VF

H.  Branch Management System (BMS)                                See Section VF

I. Optical Disk                                                   See Section VF

J. Collection Management System                                   See Section VF

K. Item Processing (through NCR Framingham)                       See Section VF

L.  NCR NEW ENGLAND DPC Mortgage Management and/or Consumer Loan
    System Modules:

1. Base System includes FHA/VA processing and Advanced ARM Disclosure modules
2. Secondary Market
3. Closing
4. Uplink (requires NCR New England DPC Micro Upload)
5. Credit Bureau Uplink
6. Branch Processor
7. Multiple Office Console
8. HMDA/CRA Management

M. The following products are offered by NCR New England DPC in conjunction with our solution partners. All pricing is special quote.

    1. Micro Accounts Payable
    2. Asset/Liability and Financial Planning System
    3. Financial Information Plus
    4. Micro Fixed Assets
    5. General Ledger
    6. Safe Deposit Box
    7. Investment Accounting & Management System
    8. Enterprise Information System (EIS)
    9. Micro Securities Management System
    10. Investment Portfolio Accounting
    11. Loan Loss Control
    12. Payroll Accounting
    13. Cost Allocation System
    14. Financial Report Writer
    15. Shareholder Accounting
    16. Asset/Liability Budget Management(ALBUM)
    17. Collection Express
    18. Check Express
    19. Data Express
    20. Escrow Express
    21. Loan Setup Express
    22. Name & Address Express
    23. Marketing Info Center
    24. The Satisfaction System
    25. The Profile System
    26. Customer Info Center
    27. Electronic Reports
    28. Management Info Center
    29. Int. Rate Change System
    30. Statement Express

N.  9*1*1 Disaster Recovery System

    1.  One-time license fee                                       $ 3,000.00

    2.  Monthly software license maintenance fee                   $ 37.50

    3.  Installation,  training  and  consultation
        (1  day)  plus  mileage  and
        reimbursable                                               $ 750.00

VI. Network Management Charges

A.  Communication Network Management Charges for Dedicated Lines

    All DPC on-line customers sharing communication lines shall share the total data communication network management charges on a prorated basis.

B. Communication Network Management Charges for Dial-up Lines (where available) The customer will be billed line charges and connect time, plus its prorated share for communication equipment and other necessary communication network management services.

C.  Connect and Disconnect Charges

    All connect and disconnect charges for telephone communications will be billed to the appropriate customer.

D.  Private Communications

    The customer may elect to install private communications, in which case the customer will order and be billed directly by the communication vendor. The customer will be billed monthly by NCR New England DPC for data sets, adapters,and communications equipment; for installation of this equipment; and for related network management services.

E.  Network Engineering

    Network  engineering  services  including   consultation,   design  changes,
    additions, etc. will be charged on a time-and-materials basis plus mileage and reimbursable expenses, if incurred.

F.  Termination Charges

    In the event the customer terminates this agreement after the date of the order, the customer will pay NCR New England DPC for services provided through the effective date of cancellation plus a termination charge determined as follows:

    (i) if the service commitment period for the canceled interexchange services is month-to-month, then there shall be no additional cancellation charge in excess of the one months interexchange service charges.

    (ii) if the services commitment period for the canceled interexchange services is greater than month-to-month and such cancellation becomes effective prior to the completion of the first year of the service commitment period, then the cancellation charge shall be an amount equal to the balance of the unexpired portion of the first year of the service commitment period plus twenty percent of the balance of the monthly interexchange service charges for the remainder of the service commitment period beyond the first year.

    (iii) if the service commitment period for the canceled interexchange service is greater than month-to-month and such cancellation becomes effective after the completion of the first year of the service commitment period, then the cancellation charge shall be an amount equal to twenty percent of the balance of the monthly interexchange service charges for the remainder of the service commitment period.

VII. STARCOM Financial System - Five Year Variable Agreement

NCR NEW ENGLAND DPC may increase the rates specified in this agreement provided that not less than ninety (90) days written notice shall be given to the customer before the effective date of the increase. If the increase exceeds 9% in any calendar year, the customer may terminate this agreement without any termination charge on the effective date of the increase with thirty (30) days written notice to NCR New England DPC. In the event that the customer terminates this agreement after the date of the order, whether prior to or after certification, NCR New England DPC shall be entitled to retain any deposit previously paid by and/or due from the customer, any charges due for the initial conversion and masterfile set-up, all discounts applicable with this contract, and in lieu of other damages actually incurred, the termination charges listed below:

Eighty percent (80%) of the average monthly billing for the most recent three month period times the number of months remaining under the term of this agreement Termination charges are billable when cancellation notification is received by NCR and payable within 30 days.

When the term of the Data Processing Agreement or any renewal term thereof expires, the Agreement shall renew automatically for a term equal to the expiring term unless Customer provides to NCR New England DPC, at least one hundred eighty (180) days prior to the scheduled expiration date, written notification of termination for each processing application and software license covered by the Agreement.

If a shorter renewal term is desired, written notice must be provided to NCR New England DPC not less than one hundred eighty (180) days prior to the scheduled expiration date of the current term. Should the renewal term be less than three years, the customer may be subject to the then current highest rate plus the following surcharge:

                     TERM        SURCHARGE
                     2 Years          10%
                     1 Year           15%
                     Monthly*         25%

    *Monthly terms are not eligible for volume discounts. In the event that the customer elects for an early termination of this agreement, all discounts provided to the customer for the remainder of their billing will cease. Customer agrees to refund to NCR New England DPC all discounts provided during this contract term, from the date of this agreement until the time of the early termination. All other standard early termination charges will be incurred by the bank. All costs relating to the deconversion (i.e.
    programming, materials, computer time, special processing, etc.) will be invoiced to the customer by NCR when incurred and payable within 30 days. All invoices must be paid in full prior to releasing final deconversion data.

REPORTS AND SERVICES

    The STARCOM Financial System includes all standard reports listed below. The
    reports  listed  below  are  representative;   their  titles,  contents  and
    frequency are subject to change without notice.

I.  STARCOM Financial Deposit Account System Reports

    A.  Daily Report Preparation

    1. Teller Terminal Proof
    2. Daily Transaction Summary Report
    3. Savings Transaction Journal
    4. Savings Exception Activity Journal
    5. NOW/DDA Account:
       a. Non-Sufficient and Uncollected Funds Report
       b. Waived Service Charge Journal
       c. Kiting Suspect Report
       d. Stop Payment Suspect Report
       e. Over draft Journal
       f. Returned Items Report
       g. Non-Sufficient Funds (NSF) Notices
       h. Uncollected Funds Notices
    6. Savings Trial Balance (Totals Only)
    7. Savings Daily Maintenance Journal
    8. CIF N & A Search Key Update
    9. Direct Deposit Validation Report
    10. NOW Inclearing Validation Report
    11. ATM Transaction Validation
    12. Savings Exception Recap Report
    13. Savings Variable Rate Earnings Report
    14. Certificate Maturity Update Journal
    15. Permanent Withdrawal Order (PWO) and Income Processing
        Update Journal
    16. Autotrans Reconciliation Report
    17. Summary of Month-to-Date Savings Account Activity
    18. Misc. Receipts and Checks Issued Register
    19. Misc. Receipts and Checks Issued Summary

B.  Weekly Report Preparation

    1. Savings Overdraft Trial Balance
    2. Savings Trial Balance (Fiche Only)

C.  Monthly Report Preparation

    1. Savings Trial Balance (Detail) (Fiche Only)
    2. Certificate of Deposit Recap
    3. Dormant and Inactive Report
    4. New Account Listing
    5. Closed Account Listing
    6. Certificate of Deposit - Maturity Summary
    7. Combined Statements Register
    8. Retirement Account Billing Report
    9. Retirement Account Trial Balance
    10. Pension Fund Statements Register
    11. STARS Overage Report/Notices
    12. Investment Changes Report
    13. Matured Investment Report
    14. Accounts Eligible for Distribution
    15. Accounts Requiring Distribution
    16. Accounts Over Reinvestment Level
    17. Age Summary Report
    18. Distribution Summary

D.  Periodic Report Preparation

    1. Anticipated Earnings Recalculation Journal
    2. Pre-Check Exception Report
    3. Savings History Print
    4. Savings Account Type Table Update Report
    5. Stop Payment Expiration Report
    6. Savings Masterfile Print
    7. Parameter Update Journal
    8. Check Register
    9. Earnings Crediting Exception Report
    10. Earnings Transfer Journal
    11. Earnings Distribution Journal and Trial Balance (Fiche Only)

E.  Annual Report Preparation

    1. Purged Accounts Listing
    2. Earnings Paid YTD Reported to IRS
    3. Federal Forms Exception Report
    4. STARS Shortage Report/Notices
    5.  All Federal Forms (see Schedule 2 for pricing)

II. STARCOM Financial Loan Account System Reports

A.  Daily Report Preparation

    1. Collateral Loan Transaction Journal
    2. Exception Loan Transaction Journal
    3. Consumer Loan Transaction Journal
    4. Commercial Loan Transaction Journal
    5. Loan Transaction Journal
    6. Mortgage Loan Active-Delinquent Journal
    7. Mortgage Loan Transaction Journal
    8. Loan SATT Index Rate Update
    9. Loan Maintenance Journal
    10. Input Loan Summary Trial Balance
    11. Accrual Loan Trial Balance
    12. Collection Loan Disbursement Report
    13. Loan Trial Balance (Summary)
    14. Summary of Month-to-Date Loan
    15. Commercial Loan Delinquency Report
    16. Commercial Loan New Account Report
    17. Commercial Loan Paid-Off Account Report
    18. Commercial Loan Line of Credit Report
    19. Commercial Loan Collateral Control Report
    20. Commercial Loan Maintenance Journal
    21. Commercial Loan Review Report
    22. Commercial Loan Trial Balance
    23. Consumer Loan Exception Journal
    24. Single Payment Loan Maturity Report
    25. Single Payment Loan Renewal
    26. New Consumer Loan Report
    27. New Consumer Loan Report
    28. Paid Off Consumer Loan Report
    29. Subsidiary Journal Participation Loans
    30. Subsidiary Journal Update Report
    31. Construction Loan Update Report
    32. Lot Status Report

B.  Monthly Report Preparation
    1. New Installation Loans Report
    2. New Mortgage - Collateral Loans Report
    3. Loans in Foreclosure Report
    4. Paid Off Mortgage - Collateral Loans Report
    5. Loan Trial Balance (Detail)
    6. Accrued/Prepaid Journal
    7. Delinquency Summary
    8. Pledged Loan Report
    9. Pledged Savings on Loan Accounts
    10. Analysis of Loans by Asset Limitation Code
    11. Analysis of Loans by FSLIC Location Code
    12. Analysis of Loans by Interest Rate
    13. Analysis of Loans by Location Code
    14. Analysis of Loans by Purpose Code
    15. Collateral Loan Report
    16. Deferred Income and Expense Trailer Print
    17. Deferred Expense Journal
    18. Deferred Income Journal
    19. Schedule RC-J Report
    20. Section H Report
    21. Maturity Projection Report
    22. Commercial Delinquency Summary
    23. Commercial Loan Inactive Account Report
    24. Consumer Loan Delinquency Summary
    25. (Mortgage) Loan Activity Report FNMA LASER
    26. (Mortgage) Loan Activity Summary FNMA LASER
    27. Monthly Payment/Note Rate Change FNMA LASER
    28. Trial Balance FNMA LASER
    29. FNMA 2010 Monthly Accounting Report
    30. FNMA 2020 Liquidation Schedule
    31. FNMA 2030 Monthly Summary Report
    32. GNMA 1710A Issuers Monthly Accounting Report
    33. GNMA 1710E Liquidation Schedule
    34. GNMA 1710D Issuers Monthly Summary Report
    35. MBS Other Detail Report
    36. Cash Receipts Serviced Loans
    37. Delinquent Serviced Loans
    38. New/Closed Accounts Serviced Loans
    39. Next Month Prepaid Serviced Loans
    40. Prepaid Receipts Serviced Loans

    41. Trial Balance Serviced Loans
    42. Remittance Reconciliation
    43. Participation Report Summary
    44. 308 Group Report (FHLMC MIDANET)

C.  Periodic Report Preparation

    1. Loan Masterfile Print
    2. Commercial Loan Masterfile Print
    3. Late Charge Journal
    4. Delinquency Report
    5. Slow Loan Report
    6. Delinquency Report by Investor
    7. Delinquency Summary by Investor
    8. Consumer Loan Delinquency Report
    9. Commercial Delinquency by Investor
    10. Commercial Delinquency Summary by Investor
    11. Consumer Delinquency by Investor
    12. Consumer Delinquency Summary by Investor
    13. Adjustable Mortgage Loan - Notice Options
    14. Alternative Mortgage Instrument Analysis Report
    15. Single Payment Loan Maturity Notice
    16. Collection Card
    17. Paid Off Loan Card
    18.FNMA Special Trial Balance
    19. Line of Credit Earnings Report
    20. Line of Credit Trial Balance
    21. Commercial Loan Compensating Balance Report
    22. FHA Case Number Listing
    23. IRS Report
    24. Loan Disclosure Statement
    25. Escrow Disbursements Due
    26. Insurance Disbursements Due
    27. MIP Disbursement Due
    28. Taxes Due Report
    29. Loan History Print
    30. Purged Account Report
    31. Pending Payoff Report
    32. Loan Portfolio
    33. Recycle/Assumption Report
    34. Dealer Floorplan Update Report

    35. Dealer Floorplan Collateral Report
    36. Dealer Floorplan Report by Collateral Report
    37. Dealer Trial Balance
    38. Dealer Statistical Loan Volume
    39. Dealer Floorplan Purged Collateral Report
    40. Dealer Floorplan Report
    41. Dealer Floorplan Inventory Report
    42. Dealer Funds Report
    43. Construction Loan Update Report
    44. Construction Loan Builder Summary
    45. Construction Loan Bill
    46. Construction Loan Billing Summary
    47. Construction Loan Summary Report
    48. Construction Loan Master File Print
    49. Loan Standard Account Type Table
    50. Participation Report
    51. Loan Totals Only Trial Balance
    52. FHLMC Form 11 Detail
    53. FHLMC Form 13SF Detail
    54. FHLMC Form 381 Detail
    55. FHLMC Delivery Detail Report
    56. FHLMC Delivery Exception Report
    57. FNMA Loan Schedule 1068
    58. FNMA Loan Schedule 1069
    59. FNMA Delivery Exception Report
    60. Loan Masterfile Processing Report

III. STARCOM Financial General Ledger System Reports

A.  Daily Report Preparation

    1. Transaction Entry Run Report: Input Source Totals
    2. Daily Trial Balance and Posting Run: Detail and Summary
    3. G/l Cycle Update Report
    4. Trial Balance by Account
    5. Trial Balance by Master Record
    6. Master File Maintenance Report

B.  Monthly Report Preparation

    1. Monthly Statement of Operations (Income and Expense)
    2. Custom Statement of Conditions
    3. Custom Statement of Operations
    4. G/L Data Extract for Financial Information Plus

C.  Periodic Report Preparation

    1. Snapshot Report
    2. Budget Report
    3. Standing Journal Entry Snapshot Print Report
    4. Account/Department Cross Reference Report
    5. Chart of Accounts

                                   SCHEDULE 4

                              ADDITIONAL PROVISIONS

The NCR New England DPC STARCOM Financial System is an on-line system currently capable of processing the following applications: loans, savings, NOW/DDA, and general ledger. Transactions entered through the on-line terminals cause the accounts to be updated simultaneously. Because transactions are entered on-line, the source or original entry documents are retained in the institution. The institution may inquire into individual accounts at any time. If necessary, changes (maintenance) can be performed through the on-line terminals. When disruption of communications with the central processor occurs, data capture, a terminal option, can be used to allow continued processing via off-line operations. This same option provides for the automatic re-entry of transactions processed off-line when communications are re-established. Otherwise, transactions processed through the terminal in the off-line mode are manually re-entered when communications are re-established.

The system provides individual account level codes which restrict on-line accessibility to a given account. In addition, access to the on-line file is controlled by operator sign-on codes. The level of the sign-on code determines the amount of operator accessibility. The control and procedures governing the issuance of these codes to operating personnel are the responsibility of the customer.

The NCR New England DPC Regional STARCOM Data Centers use computer hardware which provides adequate processing power to serve the needs of our customers. The current equipment configuration will be published at least annually to the Users Group. NCR New England DPC reserves the right to make computer or equipment changes necessary to serve our customers.

Each NCR New England DPC Regional STARCOM Data Center has a formalized procedure for maintaining masterfile account data. In the event of a disaster, these files, along with other data, would be used to recreate the destroyed files. The disaster procedures for each Data Center are available for inspection at the data center for the Users Committee, third party auditor, and state or federal examiners.

NCR New England DPC agrees that during the term of the Agreement, the Office of Thrift Supervision (OTS) will have the authority and responsibility provided to the other regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. Section 1867(c). NCR New England DPC also will provide the OTS District Director of the district in which the NCR New England DPC data processing center providing services under the Agreement is located with a copy of the current third party review report when a review has been performed. NCR New England DPC agrees to provide the Office of the Thrift Supervision of the district in which the NCR New England DPC data processing center providing services under this Agreement is located with a copy of NCR New England DPC's current audited financial statements annually. NCR New England DPC also agrees to release the information necessary to allow Customer to develop a disaster contingency plan which will work in concert with NCR New England DPC's plan.

SECURITY OF CUSTOMER INFORMATION

Data Processing Center on-site fire retardant data vaults will be utilized on a daily basis, to store magnetic masterfiles and the daily transaction files. Duplicate copies of the masterfile will be stored on a weekly basis, at a secure off-site location and will be backed up with the daily transactions retained at the on-site secure location.

Data Processing Center has installed protective measures to insure the continuation of processing in the event of disaster such as fire, flood, or loss of power. These may include security systems, smoke, fire, and water detectors, back-up generators, uninterruptable power supply (U.P.S.) In the event that processing cannot continue on- site, communications may be routed to the back up processing hot-site through the Mobile Communications Vehicle.

Data Processing Center has a disaster recovery plan in place which outlines procedures that will be followed in the event of disaster. These plans are currently being updated by the installation of the 9.1.1 Disaster Recovery software for Data Processing Center Environments.

Data Processing Center has a planned minimum response time of 72 hours required to restore access to user institutions' records in the event of a disaster.

The 9.1.1 Disaster Recovery software for Data Processing Centers will be reviewed in all data centers on an annual basis. The communications portion of disaster recovery will be tested periodically.

The NCR New England DPC Corporation provides insurance coverage for NCR New England DPC Data Processing Centers. This coverage includes the replacement of E.D.P. equipment, reconstruction of data file media, and extra expense that might result should a loss occur. These insurance policies will not indemnify our customers.

Procurement of telephone services and/or communications hardware from third parties ("Provider(s)") is done as an accommodation to Customer. NCR NEW ENGLAND DPC IS NOT RESPONSIBLE FOR AND DOES NOT WARRANT THE PERFORMANCE OF ANY PROVIDER OR ITS SERVICES AND CUSTOMER AGREES THAT NCR NEW ENGLAND DPC HAS NO LIABILITY THEREFOR. Customer agrees to be bound by the terms of (i) any agreement between NCR New England DPC and any Provider and/or (ii) any applicable tariff, which terms relate to warranties, the limitation of such Provider's liabilities, and the availability of remedies. If Customer sues a Provider and obtains a judgment against it or settles a controversy with a Provider, and NCR New England DPC is liable to the provider therefor, whether by operation of law or by contract or otherwise, Customer shall indemnify NCR New England DPC therefor.

             ADDENDUM TO THE DATA PROCESSING AGREEMENT BETWEEN THE
            IPSWICH SAVINGS BANK AND THE NCR NEW ENGLAND DATA CENTER

In consideration of a five year Data Processing Agreement, the NCR Data Center will make the following incentives available to the Ipswich Savings Bank.

o Waiver of the 1997 & 1998 price increase that will become effective in the month this Agreement is signed. In the event NCR deems in necessary to increase prices in the future, they will be tied to but not to exceed the published CPI rate.

o Ipswich Savings Bank will retain the 19% discount on core processing from its previous contract. Ipswich Savings Bank will not incur a surcharge for their ISC teller terminals as described in the 1996 terminal twilight letter from NCR.

o Ipswich Savings Bank will not incur early termination penalties if they migrate to the Autobank system during this five year agreement. Standard conversion charges would apply.

o Ipswich will have an "early out" option that can be exercised during the month of August 1998 for both STARCOM and Item processing. Under this option Ipswich Savings Bank may give NCR six months notification of their intention to deconvert; and not pay early termination penalties as outlined in schedule A. This option supersedes schedule A. If Ipswich exercises this option three fifths of all discount given the Institution over the first 18 months of the contract will be paid back to NCR and all future discounts on processing will be halted for the remaining six months. If these discounts are not paid back this option will be null and void and early termination penalties for a five year contract will apply as outline in schedule A of this agreement.

o Thefollowing products will be discounted if purchased by February 28th of 1998:

    BMS Software - 10%
    Oracle migration fee of seven cents an account will be waived IS migration fee of three cents an account will be waived
    Optical Disk- 10%
    Conversant (service bureau option) - 10%

NCR's charges for contract termination can be found on the attached Schedule A. These charges supersede the charges listed in our Data processing and pricing Agreement.

APPROVALS TO THIS ADDENDUM:

IPSWICH SAVINGS BANK


BY:/s/David Grey
---------------------------------------
David Grey, President, not individually

NCR NEW ENGLAND DATA CENTER

BY:
---------------------------------------

                                   SCHEDULE A

In the event that the customer terminates this agreement after the date of the order, whether prior to or after certification, NCR shall be entitled to retain any deposit previously paid by and/or due from the customer, any charges due for the initial conversion and masterfile set up, and in lieu of other damages actually incurred, their termination charges listed below:

Termination During Months


Month 1-12      o   Eight times the average monthly billing* for the most recent three month period, or eight times the proposed monthly billing*, whichever is greater.

Month 13 - 24   o   Six times the average  monthly  billing* for the most recent three month period.

Month 25 - 36   o   Four times the average monthly  billing* for the most recent three month  period

Month 37 - 60   o   Three times the average monthly billing* for the most recent three month period.

*Monthly billing - as described above refers to Monthly Base charges and Data Communications charges only.

This schedule supersedes the early termination penalties in section 17-2.